Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(37,036,190)
Realized Gain (Loss) on Swap Contracts	(11,397,395)
Unrealized Gain (Loss) on Market Value of Commodity Futures	16,565,590
Unrealized gain (loss) on Fair Value of Swap Contracts	995,980
Dividend Income	2,042,128
Interest Income	1,307,409
ETF Transaction Fees	27,000
Total Income (Loss)	$(27,495,478)

Expenses
General Partner Management Fees	$375,481
Professional Fees	169,471
Brokerage Commissions	106,791
Directors' Fees and insurance	30,909
License fees	12,516
Total Expenses	$695,168
Net Income (Loss)	$(28,190,646)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/25	$1,108,555,487
Additions (5,800,000 Shares)	441,930,975
Withdrawals ((6,900,000) Shares)	(531,798,546)
Net Income (Loss)	(28,190,646)

Net Asset Value End of Month	$990,497,270
Net Asset Value Per Share (13,223,603 Shares)	$74.90

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596